UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2025, VisionWave Holdings, Inc. (the “Company” or “Buyer”) entered into a Share Purchase Agreement (the “Agreement”) with BladeRanger Ltd., a company organized under the laws of Israel and listed on the Tel Aviv Stock Exchange under the ticker “BLRN” (“Seller”), and, solely for purposes of acknowledgment and certain covenants therein, Solar Drone Ltd., an Israeli corporation (the “Target Company”). Pursuant to the Agreement, the Company will acquire all of the issued and outstanding shares of the Target Company (the “Acquisition”) from the Seller in consideration for the issuance by the Company to the Seller (or its designee(s)) of 1,800,000 shares of the Company’s common stock, $0.01 par value per share (the “Buyer Shares”), and, if the average daily volume-weighted average price (“VWAP”) of the Company’s common stock for the five Trading Day period immediately preceding the date of effectiveness of the registration statement registering the resale of the Buyer Shares is less than $12.00 per share, Pre-Funded Common Stock Purchase Warrants (the “Pre-Funded Warrants”) to purchase a number of additional shares of the Company’s common stock (the “Warrant Shares”) equivalent to the difference between $21,600,000 and the aggregate value of the Buyer Shares based on such VWAP, such that the aggregate consideration has a value of $21,600,000.

The Agreement provides that the Acquisition is intended to be structured as a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder. As part of the Agreement, the Company has agreed to grant certain registration rights to the Seller with respect to the Buyer Shares and any Warrant Shares. The Company is obligated to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) to register the resale of the Buyer Shares and Warrant Shares promptly following the closing of the Acquisition. The Pre-Funded Warrants, if issued, will be exercisable immediately upon issuance and will remain exercisable until exercised in full, subject to customary adjustments.

The closing of the Acquisition is subject to customary closing conditions, including the accuracy of representations and warranties, performance of covenants, receipt of necessary consents and approvals, absence of material adverse effects, and other conditions set forth in the Agreement. The closing is expected to occur on or about December 10, 2025, but in no event later than March 10, 2026.

The Agreement contains representations and warranties customary for transactions of this type, including with respect to the Target Company’s organization, capitalization, financial statements, taxes, intellectual property, contracts, litigation, compliance with laws, employees, and other matters. The Agreement also includes customary covenants, such as conduct of business pending closing, confidentiality, and non-solicitation. Indemnification provisions provide for the Seller to indemnify the Company for certain losses, subject to limitations including a $50,000 basket (with exceptions) and a cap equal to 10% of the Buyer Shares issued at closing (with exceptions for fundamental representations, taxes, intellectual property, and environmental matters). Indemnification claims are to be satisfied through forfeiture or issuance of Buyer Shares, as applicable.

The Agreement may be terminated under certain circumstances, including by mutual consent, failure to close by the outside date, material breaches, or injunctions prohibiting the transaction. Upon termination under specified conditions, the terminating party may be entitled to reimbursement of expenses up to $250,000.

Pursuant to Nasdaq Listing Rule 5635(a), shareholder approval may be required for the issuance of the Buyer Shares, Pre-Funded Warrants, and/or Warrant Shares if the total number of shares issued or issuable in connection with the Acquisition equals or exceeds 20% of the Company’s outstanding common stock or voting power prior to such issuance. The Company will seek such shareholder approval if required.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Share Purchase Agreement, dated as of December 3, 2025, by and among VisionWave Holdings, Inc., BladeRanger Ltd., and Solar Drone Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits to this agreement have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2025

VisionWave Holdings, Inc.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Executive Chairman